UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 10, 2007

Axsys Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16182	11-1962029
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction	Number)	Identification No.)
of Incorporation)

175 Capital Boulevard, Suite 103, Rocky Hill, Connecticut	06067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 257-0200

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

                On May 10, 2007, the Board of Directors of Axsys Technologies, Inc. (the “Company”) approved amendments to the Company’s Bylaws to enable the Company to participate in the Direct Registration System.  The amendments, effective May 10, 2007, expanded the form of ownership of shares of stock from “certificated” to “certificated or uncertificated” in response to new rules issued by the NASDAQ Stock Market that require NASDAQ-listed companies to be eligible for a Direct Registration System.  A Direct Registration System permits an investor’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate.  The new rule does not require issuers to actually participate in a Direct Registration System or to eliminate physical stock certificates.  However, listed securities must be “eligible” for such a program.  A copy of the Bylaws, as amended, is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description
3.1	Bylaws, as amended on May 10, 2007

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2008

AXSYS TECHNOLOGIES, INC.
(Registrant)

By:	/s/ David A. Almeida
David A. Almeida
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Bylaws, as amended on May 10, 2007